Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Westwood Holdings Group, Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-293588, 333-285065, 333-277220, 333-269604, 333-267641, 333-258305, 333-238965, 333-232595, 333-228335, 333-224886, 333-218080, 333-203728, 333-188002, 333-187998, 333-175696, 333-160377, 333-133963, and 333-98841) of Westwood Holdings Group, Inc., of our report dated March 4, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.
Dallas, Texas
March 4, 2026